                                                                     EXHIBIT 1.1

                            DEALER MANAGER AGREEMENT


                               _________,  1995



Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Dear Sirs:

     UAL Corporation, a Delaware corporation (the "Company"), plans to make an offer, upon the terms and subject to the conditions referred to below (the "Exchange Offer"), for all of its issued and outstanding shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), in exchange for ____% Convertible Subordinated Debentures due 2025 (the "Debentures") of the Company to be issued under an indenture (the "Indenture") dated as of ________, 1995 between the Company and The Bank of New York, as Trustee (the "Trustee"), on the basis of $1,000 principal amount of Debentures for every ten (10) shares of Series A Preferred Stock. The Debentures are further described in the Prospectus referred to below. The Debentures will be convertible, at the option of the holder, into a combination of cash in the amount of $541.90 and common stock of the Company, par value $.01 per share (the "Common Stock"). The exchange of Series A Preferred Stock for Debentures pursuant to the Exchange Offer is referred to herein as the "Exchange." The date of the Exchange is referred to herein as the "Exchange Date."

     The Company hereby confirms its agreement with each of Goldman, Sachs & Co. ("Goldman Sachs") and Lehman Brothers Inc. ("Lehman") and, together with Goldman Sachs, the "Dealer Managers") as follows:

     1. Registration Statement, Prospectus, Schedule 13E-4 and Offering Materials. (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-57579), as amended, in respect of the Debentures issuable pursuant to the Exchange Offer and the shares of Common Stock issuable upon conversion of the Debentures, and such registration statement and any post-
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                                       2


effective amendment thereto, each in the form heretofore delivered to you, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is hereinafter called the "Registration Statement"; and the final prospectus, in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus", except that, if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall refer to the prospectus first filed pursuant to Rule 424(b); any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 under the Securities Act, as of the date of such Prospectus; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

     (b) The Company has also prepared and filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on
Schedule 13E-4 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4"; all references in this Agreement to the Schedule 13E-4 as the same may be amended hereafter shall include all exhibits filed together with any amendments thereto).

     (c) The Company has furnished, or will promptly furnish, to you three copies of the Registration Statement and the Schedule 13E-4, all amendments or supplements thereto and any other filings with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement became effective, and copies of all exhibits and documents filed therewith or incorporated therein by reference.

     (d) The Registration Statement and the Prospectus, and the related letter from the Company to securities dealers, commercial banks, trust companies and other nominees, letter to beneficial owners of the shares of Series A Preferred Stock, letter of transmittal to be used by holders tendering shares of Series A Preferred Stock pursuant to the Exchange Offer (the "Letter of Transmittal"), notice of guaranteed delivery, and any
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                                       3

newspaper announcements, press releases and other offering materials and information as the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule 13E-4, each as amended or supplemented from time to time, are referred to herein collectively as the "Exchange Offer Materials."

     2. Exchange Offer; Appointment as Dealer Managers. (a) The Company shall commence the Exchange Offer as soon as practicable after the execution and delivery hereof by publicly announcing its commencement and shall distribute by mail, or cause to be mailed on its behalf, copies of the Prospectus, the related Letter of Transmittal, together with a return envelope, and such of the other Exchange Offer Materials as may be required or as the Company may elect to furnish to each holder of record of shares of Series A Preferred Stock (the date of the commencement of such distribution being herein called the "Commencement Date"). The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of shares of Series A Preferred Stock. If requested by a holder of shares of Series A Preferred Stock, the Dealer Managers will provide the Information Agent with such holder's name and address.

     (b) The Company hereby appoints you as Dealer Managers in connection with the Exchange Offer and authorizes you to act on its behalf in accordance with this agreement and the terms of the Exchange Offer Materials to solicit acceptances of the Exchange Offer.

     (c) The Company has approved the Exchange Offer and the Exchange Offer Materials and authorizes you and any other securities dealer or any commercial bank or trust company to use the Exchange Offer Materials in connection with the solicitation of tenders.

     (d) The Company authorizes the Dealer Managers to communicate with any exchange agent (the "Exchange Agent") and any information agent (the "Information Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer with respect to matters relating to the Exchange Offer.

     (e) The Company agrees that it will not use or publish any material in connection with the Exchange Offer, or refer to you in any such material, without first consulting with you.

     3. Solicitation of Tenders. (a) Each Dealer Manager, acting severally and not jointly, agrees to use its best efforts to solicit tenders of shares of Series A Preferred Stock pursuant to the Exchange Offer. Neither the Dealer Managers nor any affiliates, partners, directors, agents, employees or controlling persons (if any) of the Dealer Managers shall have any liability (in tort, contract or otherwise) to the Company or any other person related to the Company for any act or omission on the part of any securities broker or dealer
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                                       4

(other than the Dealer Managers), commercial bank or trust company which solicits tenders; and neither the Dealer Managers nor any of such persons or entities referred to above shall have any liability (in tort, contract or otherwise) hereunder except as to each of the Dealer Managers, severally and not jointly, to the extent it is finally judicially determined that such liability results from the gross negligence or bad faith of the Dealer Managers. In soliciting tenders, no such securities broker or dealer, commercial bank or trust company shall be deemed to act as the agent of the Dealer Managers or the Company; and you, as Dealer Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company. In soliciting tenders, you, as Dealer Managers, shall act as independent contractors and shall not be deemed to act as agents of the Company, and the Company shall not be deemed to act as agent of the Dealer Managers. Nothing contained in this Agreement shall constitute the Dealer Managers partners or joint venturers with the Company or any of its subsidiaries.

     (b) The Company shall furnish or case to be furnished to the Dealer Managers, cards or lists as they become available in reasonable quantities or copies thereof showing the names of persons, to the extent known to the Company, who were the holders of record of the shares of Series A Preferred Stock as of a recent date, together with their addresses, and the number of shares of Series A Preferred Stock held by them. At the request of the Dealer Managers, the Company also shall use its best efforts to advise you from day to day during the period of the Exchange Offer, as to any transfers in the holders of record of shares of Series A Preferred Stock. Additionally, the Company shall advise you, to the extent known and available to the Company, of the names and addresses of beneficial owners of the shares of Series A Preferred Stock. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer.

     (c) The Company shall advise you, or cause the Exchange Agent to advise you, at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, as of 4:00 P.M. (or as of the time of such request) on such day with respect to shares of Series A Preferred Stock tendered as follows: (i) the number of shares validly tendered on such day; (ii) the number of shares validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer of such shares into the Exchange Agent's account at a book-entry transfer facility pursuant to the procedures set forth in the Exchange Offer) on such day; (iii) the number of shares represented by Notices of Guaranteed Delivery on such day; (iv) the number of shares properly withdrawn on such day; and (v) the cumulative totals as of such date of the number of shares in categories (i) through (iv) above. If requested by the Dealer Managers, on the day following such oral communication, the Company shall furnish, or cause the Exchange Agent to furnish, to you a written report confirming the above information which has been
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                                       5

communicated orally. The Company shall furnish to you, or cause the Exchange Agent to furnish to you, such other information on the tendering holders of Shares of Series A Preferred Stock as may be reasonably required from time to time.

     (d) To the extent practicable until the Exchange Date, the Company shall use its best efforts to cause copies of the Prospectus, and the Letter of Transmittal, together with a return envelope, and other appropriate Exchange Offer Materials to be mailed to each person who becomes a holder of record of any shares of Series A Preferred Stock.

     4. Covenants of the Company. The Company covenants and agrees with you that:

          (a) The Company will notify you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereof, has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule 13E-4 or any amended or additional Exchange Offer Materials shall have been filed, of the receipt of any comments from the Commission relating to the Exchange Offer, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any of the Exchange Offer Materials, of the suspension of the qualification of the Debentures for offering or sale in connection with the Exchange Offer in any jurisdiction, of any request by the Commission to amend or supplement the Registration Statement, the Prospectus, the Schedule 13E-4 or the other Exchange Offer Materials or for additional information or of the institution or threatening of any proceedings for any such purpose. The Company will also inform you, promptly after it receives notice thereof, of any litigation or other administrative proceeding with respect to the Exchange Offer.

          (b) The Company agrees to furnish each of you with as many copies of the Exchange Offer Materials as you may reasonably request for use by you in connection with the Exchange Offer, during the period of the Exchange Offer. The Company will cause all amendments and supplements filed with the Commission to be distributed to holders of record of shares of Series A Preferred Stock as may be required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder. During the period referred to in the second sentence of paragraph (c) below, the Company will deliver to each of you, without charge, such number of copies of the Prospectus and the other Exchange Offer Materials (as supplemented or amended) as such Dealer Manager may reasonably request. During the period referred to in the second sentence of paragraph (c) below, before amending or supplementing the Registration Statement, the Prospectus, the
     Schedule 13E-4 or the other Exchange Offer Materials, or preparing or approving any other material for use in connection with the Exchange Offer, the Company will furnish you with a copy
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                                       6

     of each such proposed amendment or supplement or other material and agrees not to use any such proposed amendment or supplement or other material which shall be reasonably disapproved by you after reasonable notice thereof; provided that the requirements of this paragraph shall not apply to the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K so long as the Company shall furnish you and your counsel with copies of such documents on the date of filing thereof with the Commission.

          (c) The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby. If, at any time during the period when, in the opinion of your counsel or counsel for the Company, a prospectus is required to be delivered by the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder in connection with the Exchange Offer any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order that the Prospectus or other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or other Exchange Offer Materials are delivered, not misleading, or if it shall be necessary for any other reason during such period to amend or supplement the Registration Statement, the Schedule 13E-4 or the Prospectus or any of the other Exchange Offer Materials in order to comply with applicable law, the Company will notify you and promptly prepare and furnish, at its own expense, to you and file with the Commission, if required, such amendment or supplement, as may be necessary so that the statements in the Prospectus or other Exchange Offer Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus or the other Exchange Offer Materials are delivered, be misleading or so that the Registration Statement, the Prospectus, the Schedule 13E-4 or such other Exchange Offer Materials comply with applicable law.

          (d) The Company will take such action as you may reasonably request to qualify the Debentures for offering and sale under the securities or Blue Sky laws of such United States jurisdictions as you shall reasonably request and will comply with such law so as to permit the continuance of sales and dealings therein in such jurisdiction for so long as may be necessary to complete the distribution of the Debentures; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to file a general consent to service of process in any jurisdiction or to subject itself to taxation as
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                                       7

     doing business in such jurisdiction. The Company will pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith.

          (e) The Company will make generally available to the holders of the Debentures as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter of the Company during which the first anniversary of the effective date of the Registration Statement occurs (or 90 days in case the period covered corresponds to a fiscal year of the Company) an earnings statement of the Company (in form complying with the provisions of Rule 158 of the Securities Act) covering such twelve-month period.

          (f) The Company shall promptly give you notice of any change of the expiration date of the Exchange Offer, of the occurrence of any event which could cause the Company to withdraw, rescind, modify or amend the Exchange Offer and of any consummation of the Exchange Offer.

          (g) The Company will promptly after the date hereof, in the event it has not already done so, file an application for the listing of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures on the New York Stock Exchange ("NYSE") and will use its best efforts to cause such Debentures and shares of Common Stock to be duly authorized for listing thereon, subject to official notice of issuance, and to be registered under the Exchange Act.

          (h) Between the date of this Agreement and the consummation of the Exchange Offer, the Company will not, without your prior written consent, offer, sell or enter into any agreement to sell any common stock or any debt securities in a public offering registered under the Securities Act (other than the Debentures); provided, however, that the Company may sell
     (i) stock pursuant to employee common stock option and stock purchase plans and similar compensation arrangements existing on the date of this Agreement, (ii) common stock pursuant to the Company's international employees stock purchase plan and (iii) debt securities of the Company or United, the proceeds of which sale shall be used to retire indebtedness outstanding on the date of this Agreement.

          (i) The Company shall promptly give the you notice of any change of the record date with respect to the Series A Preferred Stock.

          (j) The Company will promptly enter into an agreement with the Exchange Agent substantially in the form of such agreement previously furnished to you.

          5. Compensation and Expenses. (a) The Company shall pay to you, as compensation for your services to the Company hereunder, a fee of _____ of the aggregate
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                                       8

liquidation preference value of all Series A Preferred Stock tendered and exchanged, if the aggregate liquidation preference value of Series A Preferred Stock so tendered and exchanged equals or exceeds $300,000,000. Such fee shall be shared equally between the Dealer Managers and shall be paid by certified or official bank check in immediately available funds concurrently with the acceptance of shares of Series A Preferred Stock by the Company pursuant to the Exchange Offer. If the aggregate liquidation preference value of Series A Preferred Stock tendered and exchanged is less than $300,000,000, then the Dealer Managers will not receive any compensation.

          (b) Whether or not any shares of Series A Preferred Stock are tendered pursuant to the Exchange Offer, the Company covenants and agrees to pay or cause to be paid the following: (i) the fees for the registration of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures under the Securities Act and all fees and expenses payable (including reasonable fees and expenses of your counsel) in connection with securing any required review by the National Association of Securities Dealers, Inc., (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the Exchange Offer, the negotiation and delivery of the accountants' letters referred to in Section 8(h) hereof and all other expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Schedule 13E-4 and the other Exchange Offer Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Dealer Managers, the Exchange Agent and the holders of the shares of Series A Preferred Stock, (iii) your reasonable expenses and the reasonable fees and disbursements of your counsel, (iv) all reasonable expenses (including fees and disbursements of counsel) payable pursuant to Section 4(d) and in connection with the Blue Sky Survey, (v) the fees and expenses of the Exchange Agent and any Information Agent and any agent of the Exchange Agent or any Information Agent and the fees and disbursements of counsel for the Exchange Agent and any Information Agent in connection with the Exchange Offer, (vi) the listing fees incident to the listing of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures on the NYSE, (vii) all costs and expenses incurred in the preparation, printing, mailing and publishing of the Prospectus, the Registration Statement, the Schedule 13E-4, the other Exchange Offer Materials, this Agreement and all other documents relating to the Exchange Offer and any amendments or supplements thereto, (viii) all fees payable to securities dealers (including you), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, all fees and expenses of any forwarding agent, all advertising charges, any applicable transfer taxes not otherwise payable by the holders of the Series A Preferred Stock in connection with the Exchange Offer, (iv) the preparation, photocopying and distribution of this Agreement, the Exchange Agent Agreement dated as of ______, 1995 (the "Exchange Agent Agreement"), the Indenture, the Debentures and the Blue Sky Survey, (x) the delivery of the Debentures to be issued pursuant to the Exchange Offer, (xi) the fees and expenses of the
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                                       9

Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Debentures, (xii) all other costs and expenses incident to the Exchange Offer or to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section and (xiii) expenses incurred by you as a result of presenting testimony or evidence, or preparing to present testimony or evidence, in connection with any court or administrative proceeding against the Company arising out of or in connection with the Exchange Offer.

          6. Representations and Warranties by the Company. The Company represents and warrants and agrees with each of the Dealer Managers that:

          (a) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not or will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and as of the applicable filing date as to any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Dealer Manager expressly for use therein;

          (b) The Schedule 13E-4, as originally filed and subsequently amended, the other Exchange Offer Materials and any amendment or supplement thereto conform, or will conform, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Schedule 13E-4, the other Exchange Offer Materials or any amendment or supplement thereto includes, or will include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by a Dealer Manager expressly for use therein;

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed or last amended with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission
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                                       10

     thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) This Agreement has been duly authorized, executed and delivered by the Company;

          (e) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows and changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement;

          (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

          (g) United Air Lines, Inc., a Delaware corporation ("United"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and United is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on United and its subsidiaries, considered as one enterprise;

          (h) United is an "air carrier" and a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended, and is "an air carrier operating under a certificate of convenience and necessity issued by the Civil Aeronautics Board" within the meaning of 11 U.S.C. (S) 1110. All of the outstanding shares of capital stock of United have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

          (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise or (C) any extraordinary dividend or distribution of any kind declared, paid or made by the Company on its capital stock;

          (j) Neither the Company nor United is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect;

          (k) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or United that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Exchange Offer; the aggregate of all pending legal or governmental proceedings that are not disclosed in the Prospectus to which the Company or United is a party or which affect any of their respective properties, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a Material Adverse Effect;

          (l) Arthur Andersen LLP, who are reporting upon the audited financial statements and the financial statement schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations under the Exchange Act;

          (m) The Indenture has been duly authorized, and as of the Exchange Date will have been duly executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof contained in the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act;

          (n) The Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered on the Exchange Date in the Exchange, the Debentures will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Debentures will conform to the description thereof contained in the Prospectus;

          (o) The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will have been validly issued and will be fully paid and nonassessable and the issuance of such shares of Common Stock will not be subject to any presently existing preemptive or other similar rights;

          (p) The making and consummation of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company;

          (q) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, and the Exchange Agent Agreement, the making and consummation of the Exchange Offer, the issuance and delivery of the Debentures pursuant to the Exchange Offer, the issuance of Common Stock upon conversion of the Debentures, the compliance by the Company with all of the provisions of this Agreement, the Indenture, and the Exchange Agent Agreement, and the consummation of the transactions herein and therein contemplated (x) have been duly authorized by the Board of Directors of the Company and all necessary corporate action to be taken or other corporate authorization to be obtained on the part of the Company will have been taken or obtained as of the Commencement Date and (y) do not and will not result in any violation of the charter or by-laws of the Company or United, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or United under
     (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or United is a party or by which either may be bound or to which any of their properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or United or any of their respective properties other than the securities or Blue Sky laws of the various states (except in the case of either clause (A) or (B) above for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect);

          (r) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or blue sky laws of the various states and of any foreign country or jurisdiction and the rules of any exchange on which the Debentures may be listed), is required for the issuance and delivery of the Debentures pursuant to the Exchange Offer or the issuance of Common Stock upon conversion of the Debentures;

          (s) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization";

          (t) No legal or governmental proceeding is pending or, to the best of the Company's knowledge, is currently being threatened challenging the consummation of the transactions contemplated by the Agreement and the Exchange Offer;

          (u) On the Exchange Date, the Debentures and the Common Stock issuable upon conversion of the Debentures will have been approved for listing on the NYSE, subject to notice of issuance;

          (v) The Company has complied and, until the Exchange Offer is completed, will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes (Chapter 92-128 Laws of Florida), and all regulations promulgated thereunder relating to issuers doing business with Cuba;

          (w) Unless terminated in accordance with the terms of the Exchange Offer, the Company will accept shares of Series A Preferred Stock for Exchange in accordance with and subject to the terms and conditions of the Exchange Offer; and the Company will have made, or will cause the Exchange Agent to make, appropriate arrangements with The Depositary Trust Company and any other "qualified" registered securities depository, as may be necessary, to allow for the book-entry movement of tendered shares of Series A Preferred Stock and the Debentures between depository participants and the Exchange Agent; and

          (x) The Exchange Agent Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

          7. Indemnity. (a) The Company agrees: (i) to indemnify and hold harmless each Dealer Manager from and against any and all losses, claims, damages, expenses or liabilities (or action in respect thereof) (A) which arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the
Schedule 13E-4 or the other Exchange Offer Materials or in any amendment or supplement to any of the foregoing or in any press release issued or authorized by the Company, or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, as to any Dealer Manager, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by such Dealer Manager expressly for use in the Registration Statement, the Prospectus and any amendment or supplement thereto,
(B) which arises out of or is based upon any breach by the Company of any representation or warranty or failure to comply with any of the agreements on the part of the Company set forth herein or (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of, or a failure to make or consummate, the Exchange Offer; and
(ii) to indemnify and hold each Dealer Manager harmless from and against any other loss, claim, damage, expense or liability (or action in respect thereof) which otherwise arises out of or is based upon or asserted against such Dealer Manager in connection with its acting as Dealer Manager in connection with the Exchange Offer or which arises in connection with any other matter referred to in this Agreement, except as to each of the Dealer Managers, severally and not jointly, to the extent it is finally judicially determined that any such losses, damages, liabilities, expenses or claims referred to in this clause (ii) results from such Dealer Manager's gross negligence or bad faith in performing the services that are the subject of this Agreement. In the event that you become involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with any matter referred to in this Agreement or arising out of the Exchange Offer for which you would be entitled to indemnification pursuant to the preceding sentence, the Company also agrees to indemnify and hold you harmless against and to reimburse you for (i) any and all reasonable expenses (including any legal and other fees and expenses incurred in connection with the cost of any investigation and preparation) incurred in connection therewith and (ii) any amount paid in settlement of any litigation commenced or threatened or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld. The Company also agrees that neither the Dealer Managers nor any of their respective affiliates, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of such Dealer Manager or any such affiliates, shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this Agreement except as to each of the Dealer Managers, severally and not jointly, to the extent it is finally judicially determined that any loss, damage, expense, liability or claim incurred by the Company results from the Dealer Manager's gross negligence or bad faith in performing the services that are the subject of this Agreement.

          Each Dealer Manager agrees, severally and not jointly, to indemnify and hold harmless the Company to the same extent as the foregoing indemnity from the Company to each Dealer Manager contained in Section 7(a)(i)(A) above, but only with reference to information relating to such Dealer Manager furnished to the Company in writing by such Dealer Manager expressly for use in the Registration Statement, the Prospectus and any amendment of supplement thereto.

          (b) Promptly after receipt by an indemnified party under Section 7(a) of notice of such indemnified party's involvement in any action, proceeding or investigation, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a), notify the indemnifying party in writing of such involvement, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent the indemnifying party is materially prejudiced by such omission or from any liability which it may have to any indemnified party otherwise than under such
Section 7(a). In case any such action, proceeding or investigation shall be brought against or otherwise involve any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof or such indemnified party's involvement therein, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly and with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Upon assumption by the indemnifying party of the defense of such action, proceeding or investigation, the indemnifying party shall not be liable to the indemnified party under this Section 7(b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party and the indemnifying party are named parties to any such action, proceeding or investigation (including any impleaded parties) and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
In no event shall the indemnifying part or parties be liable for the fees and expenses of more than one counsel in addition to local counsel, if necessary, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (c) If for any reason the indemnification provided for in Section 7(a) above is unavailable to or insufficient to hold the indemnified party harmless in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Managers on the other hand in the matters contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(b), in such proportion as is appropriate to reflect not only the relative benefits referred to in the immediately preceding sentence but also the relative fault of the

Company on the one hand and of the Dealer Managers on the other with respect to such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits to the Company on the one hand and the Dealer Managers on the other in connection with the matters contemplated by its Agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Company to acquire the shares of Series A Preferred Stock pursuant to the Exchange Offer bears to the maximum aggregate fee proposed to be paid to such Dealer Manager pursuant to Section 5 of this Agreement as a result of the acquisition of the shares of Series A Preferred Stock pursuant to the Exchange Offer. The relative fault of the Company on the one hand and a Dealer Manager on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company and its affiliates or such Dealer Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d) The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to subsection (c) of this Section 7 were determined by pro rata allocation or by any other method of allocation (even if the Dealer Managers were treated as one entity for such purpose) which does not take account of the equitable considerations referred to in Section 7(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Dealer Manager shall be required to contribute any amount in excess of the amount by which the fee paid to such Dealer Manager as provided in Section 5 of this Agreement exceeds the amount of any damages which such Dealer Manager has been required to pay in the case of statements or omissions, by reason of such untrue or alleged untrue statement or omission or alleged omission, or, in the case of actions or omissions, by reason of such action or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers' obligations to contribute pursuant to this Section 7 are several (and not joint) in proportion to the respective fee payable to each Dealer Manager pursuant to Section 5 of this Agreement.

          (e) The agreements contained in Sections 2 and 5, the indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination or cancellation of this Agreement, (ii) any completion of the engagement provided by this Agreement or (iii) any investigation made by or on behalf of a Dealer Manager and any officer, partner or director of a Dealer Manager or any person controlling such Dealer Manager or by or on behalf of the Company, its directors or officers, any authorized representative or any person controlling the Company and shall survive any acquisition of the shares of Series A Preferred Stock pursuant to the Exchange Offer or otherwise.

          (f) The reimbursement, indemnity and contribution obligations of the Company and the Dealer Managers under this Section 7 shall be in addition to any liability which the Company or the Dealer Managers may otherwise have, shall extend upon the same terms and conditions to the affiliates and the partners, directors, agents, employees and controlling persons (if any), of the Company and the Dealer Managers, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Dealer Managers and any other such persons referred to above.

          8. Conditions of Obligations. Your respective obligations to act as Dealer Managers hereunder shall be subject, in your discretion, to the conditions that:

          (a) All representations, warranties and other statements of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are now, and on the Commencement Date, the expiration date of the Exchange Offer and on the Exchange Date shall be, true and correct.

          (b) The Company at all times during the Exchange Offer shall have performed all of its obligations hereunder theretofore required to be performed.

          (c) The Registration Statement shall have become effective on or prior to the Commencement Date; any Prospectus required to be filed with the Commission shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
     Section 4(b) hereof; and, at any time during the Exchange Offer, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and there shall not have been, at any time during the Exchange Offer, any temporary restraining order or injunction issued restraining or enjoining the Dealer Managers from acting in their respective capacities as dealer managers with respect to the Exchange Offer.

          (d) Mayer, Brown & Platt, counsel for the Company, shall have furnished to you, as Dealer Managers, their written opinion, on the Commencement Date and the Exchange Date, dated the date of delivery thereof to the effect that:

               (i) The Indenture has been duly authorized, and, when duly executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws as now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act;

               (ii) The Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered on the Exchange Date in the Exchange, the Debentures will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws as now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

               (iii) The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any presently existing preemptive or other similar rights;

               (iv) The Debentures conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus under the caption "Description of Debentures;"

               (v) This Agreement has been duly authorized, executed and delivered by the Company;

               (vi) The Exchange Agent Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company;

               (vii) The statements in the Prospectus under the captions "Certain Federal Income Tax Considerations", and "Certain Federal Tax Considerations for Non-United States Persons" and in the Registration Statement in Item 20, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein with respect to such legal matters and documents;

               (viii) The Registration Statement has become effective under the Securities Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any Prospectus required to be filed with the Commission was filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act;

               (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the time such opinion is delivered (other than the financial statements and related schedules therein and the Statement of Eligibility on Form T-1 of the Trustee, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; and

               (x) The Schedule 13E-4 and any further amendments thereto made by the Company prior to the time of delivery of such opinion and the documents filed as exhibits thereto (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          In rendering such opinion, Mayer, Brown & Platt may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement, the Schedule 13E-4 and the Prospectus and no facts have come to such counsel's attention that leads such counsel to believe that (i) the Registration Statement (including the documents incorporated by reference therein pursuant to Item 11 of Form S-4) at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus as of its date and the date of such opinion (including the documents incorporated by reference therein pursuant to Item 11 of Form S-4) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Schedule 13E-4, and the documents filed as exhibits thereto (including the items incorporated by reference therein) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading except that such counsel need express no belief with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement, or the Prospectus or any amendment thereto, or the Statement of Eligibility on Form T-1 of the Trustee.

          (e) Francesca M. Maher, Vice President-Law and Corporate Secretary of the Company, shall have furnished to you, as Dealer Managers, her written opinion, on the Commencement Date and the Exchange Date, dated the date of delivery thereof, in form and substance satisfactory to you, to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under the Purchase Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

          (ii) United is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and United is duly qualified to transact business as a foreign corporation and is in good standing in the States of Illinois, Indiana, California, Colorado and Virginia;

          (iii) United is an "air carrier" and a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended, and is "an air carrier operating under a certificate of convenience and necessity issued by the Civil Aeronautics Board" within the meaning of 11 U.S.C. (S) 1110. All of the outstanding shares of capital stock of United have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

          (iv) To such counsel's knowledge, there are no statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be disclosed in the Prospectus that are not disclosed as required, nor any contracts or documents of a character required to be described or referred to in the Registration Statement, the Prospectus or the Schedule 13E-4 or to be filed as exhibits to the Registration Statement or the Schedule 13E-4 that are not described, referred to or filed as required, except that such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement, the Prospectus or the Schedule 13E-4;

          (v) The Company has at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Class 1 ESOP Preferred Stock, the Class 2 ESOP Preferred Stock, the Voting Preferred Stock and the Director Preferred Stock (each as defined in the Prospectus) of the Company conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus under the caption "Description of Capital Stock;"

          (vi) The making and consummation of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company;

          (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, and the Exchange Agent Agreement, the making and consummation of the Exchange Offer, the issuance and delivery of the Debentures pursuant to the Exchange offer, the issuance of Common Stock upon conversion of the Debentures, the compliance by the Company with all of the provisions of this Agreement, the Indenture, and the Exchange Agent Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the provisions of the charter or by-laws of the Company or United;

          (viii) All consents, approvals, authorizations, orders or qualifications of or with any court or governmental agency or body of the United States or any state thereof required for the issuance and delivery of the Debentures pursuant to the Exchange Offer and the issuance of Common Stock upon conversion of the

     Debentures have been obtained and are in full force and effect, except that such counsel need express no opinion as to state securities or Blue Sky laws in connection with the distribution of the Debentures pursuant to the Exchange Offer;

          (ix) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate in all material respects and fairly summarize the information required to be included therein;

          (x) To such counsel's knowledge, neither the Company nor United is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect;

          (xi) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Exchange Agent Agreement, the making and consummation of the Exchange Offer, the issuance and delivery of the Debentures pursuant to the Exchange Offer, the issuance of Common Stock upon conversion of the Debentures, the compliance of the Company with all of the provisions of this Agreement, the Indenture and the Exchange Agent Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or United, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or United under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company or United is a party or by which either may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) any existing applicable law, rule or regulation, applicable to the Company (other than the securities or Blue Sky laws of the various states, as to which such counsel expresses no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign known to such counsel, having jurisdiction over the Company or United or any of their respective properties; and

          (xii) The documents incorporated by reference in the Prospectus, as of the dates they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations under the Exchange Act, except that such counsel need not express an opinion as to the financial statements and related schedules and other financial data included or incorporated by reference in the Prospectus and the Statement of Eligibility on Form T-1 of the Trustee.

          In rendering such opinion, such counsel may indicate that she is a member of the bar of the State of Illinois and that she expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. In addition, such counsel shall state that such counsel or lawyers under her supervision have participated in the preparation of the Registration Statement, the Schedule 13E-4, the Prospectus and the documents incorporated by reference therein and no facts have come to such counsel's attention that leads her to believe that (i) either the Registration Statement (including the documents incorporated by reference therein pursuant to Item 11 of Form S-4) at the time such Registration Statement became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of its date and the date of such opinion (including the documents incorporated by reference therein pursuant to Item 11 of Form S-4) or any amendment or supplement thereto, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Schedule 13E-4 (including the documents incorporated by reference therein) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading except that such counsel need express no belief with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement, or the Prospectus or any amendment thereto or the Statement of Eligibility on Form T-1 of the Trustee.

          (f) The Exchange Agent shall have furnished to you, as Dealer Managers, certificates, dated the Commencement Date and the Exchange Date, of an appropriate officer of the Exchange Agent, in form and substance satisfactory to you, to the effect that:

          (i) The Exchange Agent has been duly incorporated and is validly existing as a trust company in good standing under the laws of the State of New York, with full power, authority and legal right under such law to execute, deliver and carry out the terms of the Exchange Agent Agreement;

          (ii) The Exchange Agent Agreement has been duly authorized, executed and delivered by the Exchange Agent; and

          (iii) The Exchange Agent Agreement constitutes a valid and binding obligation of the Exchange Agent.

          (g) Shearman & Sterling, counsel for the Dealer Managers, shall have furnished to you, as Dealer Managers, such opinion or opinions, on the Commencement Date and the Exchange Date, dated the date of delivery thereof, with respect to the validity of the Debentures, the Indenture, this Agreement, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (h) At 10:00 a.m., New York City time, on the effective date of the Registration Statement, the effective date of the most recently filed post-effective amendment to the Registration Statement (other than an Annual Report on Form 10-K) and the Exchange Date, Arthur Andersen LLP shall have furnished to you, as Dealer Managers, a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

          (i) (i) the Registration Statement, the Schedule 13E-4 and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Securities Act and the rules and regulations under the Securities Act and in all material respects shall conform to the requirements of the Securities Act and the rules and regulations under the Securities Act and none of the Registration Statement, the
Schedule 13E-4 or the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (iii) the Company shall have complied with all agreements and satisfied all conditions hereunder on its part to be performed and satisfied at or prior to the Commencement Date and the Exchange Date and (iv) the other representations and warranties of the Company set forth in this Agreement shall be accurate as though expressly made at and as of the Commencement Date and the Exchange Date.

          (j) Subsequent to the execution and delivery of this Agreement and prior to the Exchange Date, there shall not have been any downgrading, nor any notice given to the Company or United or any public notice given, in either case by a rating agency described below, of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or

United's securities, including the Debentures, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York or Illinois declared by either Federal or New York State or Illinois State authorities, as the case may be; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of the Debentures on the Exchange Date on the terms and in the manner contemplated in the Prospectus.

          (l) On the Exchange Date, the Debentures and the shares of Common Stock issuable upon conversion of the Debentures shall have been duly listed, subject to notice of issuance, on the NYSE.

          (m) The Exchange Agreement shall be in full force and effect.

          (n) The Company shall have furnished or caused to be furnished to you on the Commencement Date and the Exchange Date a certificate of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Date, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Date, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (c), (i) and (j) of this
Section 8, and as to such other matters as you may reasonably request.

          9. Miscellaneous. (a) This Agreement is made solely for the benefit of the Dealer Managers, the Company and any officer, partner, director or controlling person referred to in Section 7 hereof, and their respective successors, assigns and legal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

          (b) Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company, such notice shall be in writing addressed to the Company, at the address set forth in the registration statement, Attention: Corporate Secretary; (ii) Goldman Sachs, such notice shall be in writing addressed to Goldman Sachs, at 85 Broad Street, New York, New York 10004,

Attention: Registration Department and (iii) Lehman, such notice shall be addressed to Three World Financial Center, New York, New York 10285, Attention:
Kirk Meighan.

          (c) This Agreement contains the entire understanding of the parties with respect to Goldman Sachs and Lehman acting as Dealer Managers in connection with the Exchange Offer, superseding all prior agreements, understandings and negotiations with respect to such activities by the Dealer Managers. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. Any right to trial by jury with respect to any action or proceedings arising in connection with or as a result of either your engagement or any matter referred to in this Agreement is hereby waived by the parties hereto. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement among the Company and the Dealer Managers.

                                  Very truly yours,

                                  UAL CORPORATION



                                  By: ___________________________________
                                      Name:
                                      Title:
The undersigned hereby
confirms that the foregoing
Agreement, as of the date
thereof, correctly sets forth
the agreement among the Company
and the undersigned.



________________________________
     Goldman, Sachs & Co.


LEHMAN BROTHERS INC.



By:  ______________________________
     Name:
     Title:

                                                                        ANNEX  I

          Pursuant to Section 8(h) of the Dealer Manager Agreement, the accountants shall furnish a letter or letters to the Dealer Managers to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included or incorporated by reference in the Prospectus and included in or incorporated by reference in
     Item 6 of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated financial statements included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated financial statements included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) as of a specified date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries or any increase in net current liabilities, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii), (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Dealer Managers which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Dealer Managers or in documents incorporated by reference in the Prospectus specified by the Dealer Managers, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.